Exhibit 99.1

SNAP Interactive, Inc. to Raise $8.5 Million in Private Placement Transaction

Press Release Source: SNAP Interactive, Inc. On Friday January 14, 2011, 8:00 am EST

NEW YORK, NY--(Marketwire - 01/14/11) - SNAP Interactive, Inc. ("SNAP" or the "Company") (OTC.BB:STVI - News), a leading social dating application provider with more than 30 million installs across its social dating applications, today announced that it has entered into definitive agreements with institutional investors to purchase $8.5 million of securities in a private placement transaction. Under the terms of the transaction SNAP has agreed to sell an aggregate of approximately 4.25 million shares of its common stock at $2.00 per share and warrants to purchase up to approximately 2.125 million additional shares of its common stock. The warrants to purchase additional shares will be exercisable at an exercise price of $2.50 per share and will expire five years from the closing date.

“This is an exciting time for SNAP Interactive and our shareholders,” said SNAP CEO Cliff Lerner. “We believe that the capital raised from the private placement will enable us to accelerate our business plan by providing us with the ability to hire additional talent and expand our marketing efforts for the AreYouInterested.com social dating brand.  We look forward to putting this capital to work and continuing to grow the Company.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws. The offering is expected to be consummated by January 19, 2011, subject to customary closing conditions.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc.,
(NASDAQ: RODM), acted as the exclusive placement agent for the transaction.

About SNAP Interactive, Inc.SNAP Interactive, Inc. is a leading provider of online dating applications for social networking websites and mobile platforms. SNAP has developed two social dating applications built on Facebook® Platform which have more than 30 million installations on Facebook. SNAP's portfolio of applications for singles is highlighted by the AreYouInterested.com brand which consists of AreYouInterested.com, the  AreYouInterested.com iPhone Dating Application, and the  AreYouInterested.com Facebook Application.  For more information visit www.snap-interactive.com.

Facebook® is a registered trademark of Facebook Inc. iPhone™ is a trademark of Apple Inc.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties.  All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change.  Accordingly, there can be no assurance that actual results will meet expectations and actual results could differ materially because of factors such as:

•	Execution and competitive risks in transitioning to a subscription-based online dating model
•	Our ability to attract and retain members
•	Our ability to successfully implement our current long-term growth strategy
•	Intense competition in our marketplace
•	Reliance upon credit card processors and related merchant account approvals
•	Delays in website & application development as well as technical issues and server issues beyond our control
•
Reliance on the platforms that we build applications on including the fact that various social networking platforms enjoy sole ability and discretion to take action against applications on their platform including restricting access to platform functionality

•	Improper collection and disclosure of personal data could result in liability and harm to SNAP’s reputation
•	Risks inherent in our business as well as potential legal disputes arising from our operations

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

All information in this release is as of January 14, 2011. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.